UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A/A
(Amendment No. 1)

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

FocusShares Trust

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	(see next page)
(State of incorporation or organization)	(IRS Employer Identification No.)

210 Summit Avenue Suite C-11 Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be so Registered
Shares of beneficial interest, no par value	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-146327

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of each of the following fifteen portfolios, each a separate series of FocusShares Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 21 to the Trust’s Registration Statement under the Securities Act of 1933 and Amendment No. 22 to the Trust’s Registration Statement under the Investment Company Act of 1940 on Form N-1A (Commission File Nos. 333-146327; 811-22128) (the “Registration Statement”), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Each of the Trust’s fifteen investment portfolios to which this filing relates and their respective Internal Revenue Service Employer Identification Numbers are as follows:

Focus Morningstar US Market Index ETF	27-4004900
Focus Morningstar Large Cap Index ETF	27-4004746
Focus Morningstar Mid Cap Index ETF	27-4004792
Focus Morningstar Small Cap Index ETF	27-4004852
Focus Morningstar Basic Materials Index ETF	27-4004287
Focus Morningstar Communication Services Index ETF	27-4004368
Focus Morningstar Consumer Cyclical Index ETF	27-4004482
Focus Morningstar Consumer Defensive Index ETF	27-4081533
Focus Morningstar Energy Index ETF	27-4004557
Focus Morningstar Financial Services Index ETF	27-4004601
Focus Morningstar Health Care Index ETF	27-4004643
Focus Morningstar Industrials Index ETF	27-4004708
Focus Morningstar Real Estate Index ETF	27-4004812
Focus Morningstar Technology Index ETF	27-4004878
Focus Morningstar Utilities Index ETF	27-4004943

Item 2.	Exhibits.

1.  The Trust’s Third Amended & Restated Declaration of Trust is included as Exhibit 23(a) to Post-Effective Amendment No. 19 (under the Securities Act of 1933) to the Trust’s Registration Statement, as filed with the Securities and Exchange Commission on December 10, 2010 and incorporated by reference herein.

2.  The Trust’s Second Amended & Restated By-Laws is included as Exhibit 23(b) to the Trust’s initial Registration Statement, as filed with the Securities and Exchange Commission on November 26, 2007 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FOCUSSHARES TRUST

March 14, 2011	/s/ Erik Liik
	Name:	Erik Liik
	Title:	President